UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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THERMOENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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THERMOENERGY CORPORATION
NOTICE OF SPECIAL MEETING
IN LIEU OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting in lieu of the 2010 Annual Meeting of Shareholders of ThermoEnergy Corporation will be held Thursday, November 18, 2010 at 10:00 a.m., local time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for these purposes:

1.	To elect three directors to serve on our Board of Directors, to serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To approve amendments to the 2008 Incentive Stock Plan;

3.	To ratify the appointment of CCR LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The Board of Directors has fixed the close of business on October 13, 2010, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, ThermoEnergy’s Proxy Statement and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 are enclosed with this Notice of Special Meeting in lieu of the 2010 Annual Meeting of Shareholders.  Our Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement, FOR approval of the amendments to our 2008 Incentive Stock Plan, and FOR ratification of the appointment of CCR LLP as independent registered public accountants for the fiscal year ending December 31, 2010.

All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose.  Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

Cary G. Bullock President and Chief Executive Officer

October 20, 2010
Little Rock, Arkansas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING IN LIEU OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 18, 2010:

This Proxy Statement and the accompanying Annual Report are available via the Internet at http://thermoenergy.ir.stockpr.com and at www.proxyvote.com

Table of Contents

Questions and Answers about Voting and the Special Meeting	1
Proposal I – Election of Directors	4
Nominees	4
Directors who are not Nominees for Election at the Special Meeting	5
Committees of the Board of Directors	7
Shareholder Communications	8
Code of Ethics	8
Board Determination of Independence	8
Attendance at Annual Meeting and at Board and Committee Meetings	8
Compensation of the Board	9
Security Ownership by Certain Beneficial Owners, Directors and Executive Officers	10
Section 16(a) Beneficial Ownership Reporting Compliance	12
Executive Officers	13
Executive Compensation
Summary Compensation Table	13
Outstanding Equity Awards at December 31, 2009	14
Equity Compensation Plan Information	15
Employment Contracts and Agreements	15
Certain Relationships and Related Transactions	17
Audit Committee Report	21
Proposal II – Approval of Amendments to 2008 Incentive Stock Plan	23
Proposal III – Ratification of Appointment of Independent Registered Public Accounting Firm	31
Other Matters	33
Information Incorporated by Reference to Annual Report on Form 10-K/A	33
Audit Committee Charter	Annex A
2008 Incentive Stock Plan, as amended	Annex B

- i -

THERMOENERGY CORPORATION

124 W. Capitol Avenue, Suite 880
Little Rock, Arkansas  72201
Telephone 501.376.6477
Facsimile 501.375.5249

October 20, 2010

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SPECIAL MEETING IN LIEU OF THE 2010 ANNUAL MEETING

Q:	Why did I receive this proxy statement?

A:
The Board of Directors of ThermoEnergy Corporation  is soliciting your proxy to vote at the Special Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on October 13, 2010, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, are being mailed to shareholders as of the record date beginning on or about October 20, 2009.  The Proxy Statement summarizes the information you need to know to vote at the meeting.  You do not need to attend the meeting to vote your shares.

Q:	What am I voting on?

A:
●   Election of three directors: Cary G. Bullock, Dennis C. Cossey and Arthur S. Reynolds, each of whom is an incumbent director, have been nominated to serve until the 2011 Annual Meeting of Shareholders, or until their respective successors are elected or appointed.

●   Approval of amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan, including an amendment to increase the number of shares of our Common Stock available for issuance under such Plan to 20,000,000.

●   Ratification of the appointment of CCR LLP as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors. FOR approval of the amendment of our 2008 Incentive Stock Plan,  and FOR ratification of the appointment of CCR LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:  What is the voting requirement to elect the directors?  What is the voting requirement to approve the amendment of the 2008 Incentive Stock Plan and to ratify the appointment of CCR LLP as independent registered public accountants?

A:
For the election of directors, the nominees must receive the affirmative vote of a plurality of the votes cast by the holders of the Common Stock and Series A Convertible Preferred Stock, voting together as a single class.  The proposals to approve the amendments to our 2008 Incentive Stock Plan and to ratify the appointment of CCR LLP as independent registered public accountants require the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class.  The voting requirements given in this answer assume that a quorum is present.

Q:	How many votes do I have?

A:
You are entitled to one vote for each share of ThermoEnergy’s Common Stock or Series A Convertible Preferred Stock that you hold and ten votes for each share of ThermoEnergy’s Series B Convertible Preferred Stock that you hold.  Shareholders do not have cumulative voting rights.  Holders of ThermoEnergy’s Series B Convertible Preferred Stock are not entitled to vote in the election of directors at the Special Meeting in lieu of the 2010 Annual Meeting of Shareholders.

Q:	How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card you receive and return it in the prepaid envelope; or

(2)	Attend the Special Meeting of Shareholders to vote in person.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director, FOR approval of the amendments to our 2008 Incentive Stock Plan, and FOR ratification of CCR LLP as our independent registered public accountants for 2010.

Q:	What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Special Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot, after the date of the revoked proxy; or

(3)	Attending the Special Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

Q:	What constitutes a quorum?

A:
As of the record date, 53,488,090 shares of Common Stock, 208,334 shares of Series A Convertible Preferred Stock and 5,912,956 shares of Series B Convertible Preferred Stock were outstanding.  Except as otherwise required by law or the Certificate of Incorporation, the holders of the Common Stock, the holders of the Series A Convertible Preferred Stock and the holders of the Series B Convertible Preferred Stock vote together as a single class, with each share of Common Stock and each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote and each share of Series B Convertible Preferred Stock entitling the holder thereof to ten votes.  The holders of a majority in voting power of the outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (or 56,412,993 votes), present in person or represented by proxy, constitute a quorum for the purpose of the meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.  If you are present or represented by proxy at the meeting, you will count toward a quorum.

Q:	Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Special Meeting of Shareholders.

Q:	Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding Common Stock?

A:
As of October 13, 2010, David Gelbaum, Dennis C. Cossey, J. Winder Hughes III, Elise C. Roenigk, the Estate of P.L. Montesi, Security Management LLC, The Quercus Trust, Robert S. Trump, The Focus Fund, Empire Capital Management, Spencer Trask Specialty Group, LLC and Kevin B. Kimberlin each beneficially owned more than 5% of our outstanding Common Stock.

Q:	When are shareholder proposals due for the 2011 Annual Meeting of Shareholders?

A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2010, to Cary G. Bullock, President and Chief Executive Officer, ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606.

If you notify us after March 1, 2011 of an intent to present a proposal at our 2011 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

Q:	What happens if the nominees for director are unable to serve as directors?

A:
If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Nominating Committee of the Board of Directors.

Q:	Who will be responsible for soliciting proxies?

A:
We have neither hired nor paid for assistance in the distribution of proxy materials and solicitation of votes.  Employees, officers and directors of ThermoEnergy may solicit proxies, but will not be separately compensated for such solicitation.  We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock.

PROPOSAL I

ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the persons named in the enclosed proxy card, or their substitute, will vote the proxy FOR the election of Cary G. Bullock, Dennis C. Cossey, and Arthur S. Reynolds to the Board of Directors.

Pursuant to our Certificate of Incorporation, as amended, the number of directors constituting the Board of Directors has been set at seven.  Four members of the Board of Directors are elected by the holders of our Series B Convertible Preferred Stock and three members of the Board of Directors are elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (voting together as a single class).  All directors serve one-year terms.  At the Special Meeting of Shareholders, three directors are to be elected by the holders of our Common Stock and our Series A Convertible Preferred Stock.  Cary G. Bullock, Dennis C. Cossey, and Arthur S. Reynolds currently serve on the Board of Directors and are being nominated for another term, expiring at the 2011 Annual Meeting of Shareholders.

Nominees

Cary G. Bullock, age 64, was appointed as our President and Chief Executive Officer and was elected to our Board of Directors on January 27, 2010.  Mr. Bullock also serves as Chief Executive Officer and a member of the Board of Directors of our subsidiary, ThermoEnergy Power Systems LLC, as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Prior to becoming our President and CEO, Mr. Bullock had been employed by GreenFuel Technologies Corporation, serving as Chief Executive Officer from February 2005 through July 2007 and as Vice President for Business Development from July 2007 through January 2009; he was a member of the Board of Directors of GreenFuel Technologies Corporation from February 2005 through August 2009. In May 2009, GreenFuel Technologies ceased business operations and made an assignment of its assets to a trustee for the benefit of its creditors.   From February 2009 through January 2010, Mr. Bullock served a variety of clients as an independent consultant and business advisor.  Prior to joining GreenFuel Technologies, Mr. Bullock was Chairman and Chief Executive Officer of Excelergy Corporation, Vice President of KENETECH Management Services and President of its affiliate, KENETECH Energy Management, Inc., Chairman and Chief Executive Officer of Econoler/USA Inc., Vice President of Engineering and Operations and Principal Engineer of Xenergy Inc., Director of Special Engineering and a Senior Engineer at ECRM, Inc. and a Senior Engineer at Sylvania Electronics Systems.  Mr. Bullock received an A.B. from Amherst College and an S.B. and an S.M. from Massachusetts Institute of Technology.  Having worked as a senior executive in several early stage energy companies, Mr. Bullock brings to the Board extensive industry and strategic experience.

Dennis C. Cossey, age 64, has served as a director of the Company since 1988 and as Chairman of our Board of Directors since 1990. Since March 1, 2010, he has held the title “Executive Chairman.”  Mr. Cossey was our Chief Executive Officer from 1988 through January 27, 2010.  Mr. Cossey also serves as a member of the Boards of Directors of our subsidiaries, CASTion Corporation and ThermoEnergy Power Systems LLC.  Prior to joining the Company, Mr. Cossey served in executive and marketing positions at a number of companies, including IBM and Peter Kiewit Sons.  Mr. Cossey is a member of several industry professional groups including the US Naval Institute, the New York Academy of Sciences, the National Safety Council, the American Chemical Society, the Asia Pacific Water Council, the International Power Producers Forum and the Association of Energy Engineers.  Mr. Cossey has testified before Congress on various environmental issues.  Mr. Cossey brings to the Board deep experience in the management of publicly-financed research and operating projects and in the development and maintenance of government relationships on the federal, state and municipal levels.

Arthur S. Reynolds, age 66, has been a director of the Company since October 2008.  He also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  From August 3, 2009  through November 16, 2009, Mr. Reynolds served as our interim Chief Financial Officer, and except during that period, has been Chairman of the Audit Committee of the Board of Directors.  Since July 30, 2010, Mr. Reynolds has been a director and the acting Chief Executive Officer and President of Clean Power Technologies, Inc.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management & Research (UK) Limited.   Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds brings to the Board extensive financial and executive experience across multiple sectors, with special strength in the international arena.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES.

Directors who are not Nominees for Election at the Special Meeting

The following members of the Board of Directors have been elected by the holders of our Series B Convertible Preferred Stock, are not candidates for election at the Special Meeting of Shareholders, and will continue to serve as directors following the Special Meeting:

David Anthony, age 49, has been a director of the Company since October 2009.  Mr. Anthony also serves as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 2003, he has been Managing Director of 21 Ventures, LLC, a VC management firm providing seed, growth and bridge capital for technology ventures.  Mr. Anthony sits on numerous boards, including: Axion Power International, Inc.; Clean Power Technologies Inc.; Solar EnerTech Corp.; Energy Focus, Inc.; Advanced Hydro, Inc.; Advanced Telemetry, LLC; Aero Farm Systems LLC; Applied Solar LLC; BioPetroClean, Inc.; Expansion Media, LLC; ETV Motors, Ltd.; Graphene Energy, Inc.; Gravity Power, LLC; GreenRay, Inc.; Lightwave Power, Inc.; Magenn Power, Inc.; ReGen Power Systems LLC; Safe Hydrogen, LLC; Variable Wind Solutions Ltd.; Agent Video Intelligence Ltd.; and Command Speech Ltd.  Prior to 21 Ventures, Mr. Anthony launched Notorious Entertainment, a developer of multimedia brands.  Mr. Anthony received a B.A. in Economics from George Washington University and an M.B.A. from Dartmouth College.  Mr. Anthony brings to the Board extensive public company corporate governance and venture capital experience.

J. Winder Hughes III, age 52, has been a director of the Company since July 2009 (except for the period from January 27, 2010 to February 5, 2010).  Mr. Hughes also serves as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 1995, Mr. Hughes has served as the managing partner of Hughes Capital Investors, LLC, which manages private assets and raises money for small public companies.  He formed the Focus Fund, LP in 2000 (with Hughes Capital as the fund manager), which is a highly-concentrated equity partnership that focuses on publicly-traded emerging growth companies.  From November 2007 to November 2009, Mr. Hughes was a director of Viking Systems, Inc, a manufacturer of surgical tools.  From 1983 to 1995, Mr. Hughes was an investment executive, first with Kidder Peabody & Co. and subsequently with Prudential Securities.  Mr. Hughes holds a B.A. in Economics from the University of North Carolina at Chapel Hill.  Mr. Hughes brings to the Board significant experience with capital raising, corporate restructuring, and managing strategic business relationships.

Shawn R. Hughes, age 50, has been a director of the Company since October 2009.  He previously served as a member of our Board of Directors from September 2008 until January 2009.  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  He served as President and Chief Operating Officer of the Company from January 1, 2008 to January 27, 2010. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. From November 2006 to May 2007, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services.  From 2001 to 2006, Mr. Hughes served as Chief Executive Officer of Fortress Technologies.  Mr. Hughes holds a B.S.B.A. from Slippery Rock University and an M.B.A. from Florida State University.  Mr. Hughes brings to the Board extensive experience in executive management and strategic planning.

Pursuant to our Certificate of Incorporation, as amended, the holders of our Series B Convertible Preferred Stock are entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock voting as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Common Stock, voting together with the holders of our Series A Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.  The holders of our Series B Convertible Preferred Stock are parties to a Voting Agreement dated as of November 19, 2009, pursuant to which they have agreed to vote all of their shares of Series B Convertible Preferred Stock for the election to our Board of Directors of three persons designated by The Quercus Trust and one person designated by Robert S. Trump.  The Series B Directors are David Anthony and J. Winder Hughes III (both of whom are designees of The Quercus Trust) and Shawn R. Hughes (who is the designee of Robert S. Trump); one Series B Directorship is vacant.  The Common Stock Directors are Cary G. Bullock, Dennis C. Cossey and Arthur S. Reynolds.  All directors serve terms of one year.

The Executive Employment Agreement of our President and Chief Executive Officer, Cary G. Bullock, provides that, during the term of his employment, Mr. Bullock will be elected to serve on our Board of Directors.

None of our directors or executive officers is related by blood or marriage to any other director or executive officer.

Committees of the Board of Directors

Compensation and Benefits Committee.  The Compensation and Benefits Committee consists of Mr. Anthony, as Chairman, Mr. Shawn Hughes, and Mr. Winder Hughes.  This committee makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation.  The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated.  The Board has determined that all of the members of the Compensation and Benefits Committee are independent.

Audit Committee.  The Audit Committee consists of Mr. Reynolds, as Chairman, Mr. Winder Hughes, and Mr. Anthony.  This committee oversees the Company’s financial reporting process and internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  The charter sets out the Audit Committee’s membership requirements and responsibilities.  A copy of the Audit Committee charter is attached hereto as Appendix A.  As part of its duties, the Audit Committee consults with management and the Company’s independent registered public accounting firm during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied.  The Audit Committee selects the Company’s registered public accounting firm, reviews the independent registered public accounting firm’s audit fees, discusses relationships with the auditor, and reviews and approves in advance non-audit services to ensure no compromise of independence.  The Board has determined that Messrs. Anthony and Hughes are “independent directors” and that all of the members are audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K).  Mr. Reynolds is not considered independent due to his service as interim Chief Financial Officer during the period August 3, 2009 through November 16, 2009 but, because of Mr. Reynolds’s prior service as an independent member of the Audit Committee, the extraordinary circumstances under which he agreed to serve as interim Chief Financial Officer, and the brief period of such service, the Board of Directors has determined that Mr. Reynolds will be able to exercise independent judgment as a member of the Audit Committee and that his service as Chairman of the Audit Committee is in the best interests of the Company and its shareholders.

Nominating Committee.  The directors elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (Messrs. Bullock, Cossey, and Reynolds) serve as the Nominating Committee, with Mr. Cossey serving as Chairman.  The Nominating Committee identifies the individuals to be nominated for election to the Board of Directors by the holders of our Common Stock and our Series A Convertible Preferred Stock.  In considering candidates, the Nominating Committee seeks to assure that the Board of Directors will include persons with a variety of skills and experience, including at least one director with expertise in the areas of science and technology in which the Company operates and at least one director who qualifies as an audit committee financial expert.  The Nominating Committee does not have a charter.  The Nominating Committee will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements.  If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a candidate for election to the Board of Directors, the shareholder must submit in writing to the Nominating Committee the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Chairman of the Nominating Committee at the following address: ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201, and must be received no later than December 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for the following year.  The Nominating Committee may request additional information if it determines a potential candidate may be an appropriate nominee.

Shareholder Communications

We do not have a formal policy for shareholder communications to the Board of Directors.  The small size of our Board of Directors and the simple administrative structure of ThermoEnergy permits shareholders to have easy access to ThermoEnergy’s management and its directors for any communications, including those pertaining to director nominations as set forth above.  Shareholder inquiries, suggestions and other communications may be directed to Investor Relations at ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

Code of Ethics

A copy of our Code of Business Conduct and Ethics, including additional provisions which apply to the chief executive officer and senior financial officers, may be obtained free of charge by making a written request to Investor Relations, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

Board Determination of Independence

Our securities are not listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  In determining which directors and which members of committees are “independent,” our Board of Directors has voluntarily adopted the independence standards set forth in the Marketplace Rules of the Nasdaq Stock Market.  Our Board of Directors has determined that, in accordance with these standards, two of our current Directors, David Anthony and J. Winder Hughes III are “independent directors.”  Further, six persons who served as members of our Board of Directors for a portion of the fiscal ended December 31, 2009 (Joseph P. Bartlett, David Gelbaum, David Fields, Paul A. Loeffler, Louis J. Ortmann and Martin A. Roenigk) were “independent directors.” Although Shawn R. Hughes and Arthur S. Reynolds do not satisfy the independence standards that we have adopted because each of them, during part or all of the fiscal year ended December 31, 2009, served as an executive officer, our Board of Directors believes that neither Mr. Hughes nor Mr. Reynolds currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Attendance at the Annual Meeting and at Board and Committee Meetings

Although we do not have a requirement that all members of the Board of Directors attend the Annual Meeting of Shareholders, such attendance is strongly encouraged.  Six of the seven directors then in office attended the 2009 Annual Meeting of Shareholders. During the fiscal year ended December 31, 2009, the Board of Directors held 17 meetings and every director attended at least 75% of those meetings. During 2009, the Audit Committee held 9 meetings and the Compensation and Benefits Committee held 4 meetings, and all members of those committees attended at least 75% of the meetings of their respective committees. The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2009.

Compensation of the Board

 Directors do not receive cash compensation for serving on the Board or its committees.  Non-employee directors are awarded annual grants of non-qualified stock options.  All directors are reimbursed for their reasonable expenses incurred in attending board meetings.  We maintain directors and officers liability insurance.

The following table shows compensation for the fiscal year ended December 31, 2009 to our directors who were not also named executive officers:

Director Compensation (1)

	Fees Earned or		Option Awards
Name	Paid in Cash		($) (2)		Total ($)
Paul A. Loeffler	none		none		$0
Louis J. Ortmann	none		none		$0
Martin A. Roenigk	none		none		$0
David Gelbaum	none		$9,192	(3)	$9,192
David Anthony	none		$9,192	(4)	$9,192
J. Winder Hughes III	$60,000	(5)	$17,920	(6)	$77,920
David A. Field	none		$7,457	(7)	$7,457
Joseph P. Bartlett	none		$9,192	(8)	$9,192

(1)
Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named executive officers required to be reported in such columns during 2009.

(2)
The amounts in the column “Options Award” reflect the dollar amount recognized for financial statement reporting purposes in accordance with ASC Topics 505 and 718. Assumptions used in the calculation of these amounts are included in Note 9 and Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2009.  The amounts shown exclude the impact of any forfeitures related to service-based vesting conditions.  The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.37 per share was granted to Mr. Gelbaum on October 15, 2009; this option expired when Mr. Gelbaum resigned from our Board of Directors.

(4)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.37 per share was granted to Mr. Anthony on October 15, 2009; this option expires on October 15, 2019 (subject to Mr. Anthony’s continued service on our Board of Directors through the date of our 2010 Annual Meeting).

(5)	We paid Mr. Hughes a fee for certain consulting services prior to his election to our Board of Directors.
(6)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.33 per share was granted to Mr. Hughes on July 28, 2009; this option expires on July 28, 2019.  An option to purchase an additional 30,000 shares of Common Stock at an exercise price of $0.39 per share was granted to Mr. Hughes on December 15, 2009; this option expires on December 15, 2019 (subject to Mr. Hughes’s continued service on our Board of Directors through the date of our 2010 Annual Meeting).

(7)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.299 per share was awarded to Mr. Field on December 28, 2009; this option expired when Mr. Field resigned from our Board of Directors.

(8)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.37 per share was granted to Mr. Bartlett on October 15, 2009; this option expired when Mr. Bartlett resigned from our Board of Directors.

Security Ownership by Certain Beneficial Owners, Directors and Executive Officers

 The following table sets forth certain information as of October 13, 2010 with respect to beneficial ownership of our Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

David Anthony
2105 Natalie Lane
Birmingham, Alabama 35244	30,000	(3)	*

Cary G. Bullock
10 New Bond Street
Worcester, Massachusetts 01606	0		*

Dennis C. Cossey
124 West Capitol Avenue, Suite 880
Little Rock, Arkansas 72201	2,941,050	(4)	5.3%

David W. Delasanta
10 New Bond Street
Worcester, Massachusetts 01606	212,500	(3)	*

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	10,516,098	(5)	17.3%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	952,500	(6)	1.8%

Teodor Klowan, Jr.
10 New Bond Street
Worcester, Massachusetts 01606	1,019,925	(3)	1.9%

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	751,103	(7)	1.4%

All executive officers and directors as a group (8 persons)	16,393,176	(8)	25.1%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	53,810,887	(9)	53.8%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	57,774,484	(10)	53.7%

Robert S. Trump
89 10th Street
Garden City, New York 11530	30,747,785	(11)	39.2%

Elise C. Roenigk
PO Box 230
Eureka Springs, Arkansas 72632	5,685,954	(12)	9.7%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	10,486,097	(13)	17.3%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	29,747,917	(14)	37.1%

Kevin B. Kimberlin Spencer Trask Specialty Group
535 Madison Avenue
New York, NY 10022	9,164,029	(15)	15.5%

* Less than 1%

(1)
Includes shares as to which the identified person  or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act.   Shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, which were exercisable or convertible on, or become exercisable or convertible within 60 days after, October 13, 2010 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)
Based on 53,488,090 shares of Common Stock issued and outstanding on October 13, 2010 plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, held by such individual or entity which were exercisable or convertible on, or which become exercisable or convertible within 60 days after, October 13, 2010.

(3)	All shares are issuable upon exercise of options.
(4)	Includes 1,547,500 shares issuable upon exercise of options.
(5)
Includes 10,486,097 shares owned by, or issuable to The Focus Fund.  Mr. Hughes is the Managing Director of The Focus Fund and may be deemed to be the beneficial owner of the securities held by such fund; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.  Also includes 30,000 shares issuable upon exercise of options.

(6)	Includes 850,000 shares issuable upon exercise of options and warrants.
(7)
Includes 570,000 shares issuable upon exercise of options and warrants.  Also includes  181,103 shares issuable upon the exercise of warrants held by Christine Reynolds, Mr. Reynolds’s wife.  Mr. Reynolds disclaims beneficial ownership of the shares issuable to Mrs. Reynolds.

(8)
Includes shares issuable upon exercise of options and warrants, conversion of shares of Series B Convertible Preferred Stock, and conversion of convertible debt, as detailed in notes (3) through (7) above.

(9)
This beneficial ownership information  is based on information contained in Amendment No. 8 to the Statement on Schedule 13D filed by The Quercus Trust and Mr. and Mrs. Gelbaum as its trustees on August 13, 2010.  Includes 19,586,210 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 22,720,000 shares issuable upon the exercise of warrants and 4,083,333 shares issuable upon conversion of convertible debt.

(10)
This beneficial ownership information is based on information contained in Amendment No. 3 to the Statement on  Schedule 13G filed by Security Investors, LLC on September 10, 2010.  Includes 20,833,340 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 33,333,344 shares issuable upon the exercise of warrants.

(11)
Includes 9,366,670 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 11,711,104 shares issuable upon the exercise of warrants and 3,846,554 shares issuable upon conversion of convertible debt.

(12)	Includes 30,000 shares issuable the exercise of options, 1,500,000 shares issuable upon the exercise of warrants, and 3,486,365 shares issuable upon conversion of convertible debt.
(13)
Includes 2,977,490 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 4,000,000 shares issuable upon the exercise of warrants, and 108,607 shares issuable upon conversion of convertible debt.

(14)
This beneficial ownership information is based on information contained in Amendment No. 4 to the Statement on Schedule 13G filed by the group consisting of Empire Capital Management LLC and its affiliates on  August 16, 2010.  Includes 9,263,409 shares issuable upon conversion of  outstanding shares of Series B Convertible Preferred Stock and 17,480,937 shares of Common Stock  issuable upon the exercise of warrants.

(15)
This beneficial ownership information is based on information contained in Amendment No. 1 to the Statement on Schedule 13D filed by Mr. Kimberlin on July 22, 2008.  Includes 50,000 shares issuable upon the exercise of warrants and 5,460,228 shares issuable upon conversion of convertible debt.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended  requires our executive officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to us and filings made with the SEC, during the fiscal year ended December 31, 2009 the following executive officers and directors failed to make Section 16(a) filings on a timely basis:

Director or Officer	Number of Delinquent Filings	Number of Transactions
Dennis C. Cossey	1	1
Alexander G. Fassbender	1	1
J. Winder Hughes III	3	3
Shawn R. Hughes	2	3
Teodor Klowan, Jr.	2	1
Andrew T. Melton	1	1
Arthur S. Reynolds	5	5

EXECUTIVE OFFICERS

Set forth below is information regarding our Executive Officers who are not also members of our Board of Directors:

Teodor Klowan, Jr., age 42, was appointed as our Executive Vice President, Secretary and Treasurer on November 2, 2009 and became our Chief Financial Officer on November 16, 2009.  He also serves as Clerk and Treasurer of our subsidiary, CASTion Corporation.  Mr. Klowan has been a certified public accountant since 1991.  From November 2007 through February 2009 he was Chief Financial Officer and from May 2006 to November 2007 he was Vice President, Corporate Controller and Chief Accounting Officer of Nestor, Inc., a publicly held automated speed and red light technology company.  On June 3, 2009, a receiver was appointed by the Rhode Island Superior Court for the business and assets of Nestor, Inc.   Mr. Klowan was Corporate Controller of MatrixOne, Inc. in 2005 and Corporate Controller and Chief Accounting Officer at Helix Technology Corporation from 1999 to 2004. He was Assistant Corporate Controller of Waters Corporation from 1996 to 1999. Prior to 1996, Mr. Klowan worked in management and staff positions at Banyan Systems, Inc. and Ernst & Young.  Mr. Klowan holds a B.A. in Accounting from Bryant University and an M.B.A. in International Finance from Clark University.

David W. Delasanta, age 60, was appointed as our Executive Vice President for Business Development and Marketing on September 1, 2010.  Since December 2008, he has been President of our subsidiary, CASTion Corporation. Mr. Delasanta was our Senior Vice President of Marketing from January 2008 to December 2008.  Before joining ThermoEnergy as a consultant in July 2007, Mr. Delasanta had over 30 years of experience in the environmental and energy fields.  From March 1997 to April 2007, he was Regional Vice-President, Business Development for Shaw Group, a major environmental and energy engineering firm.  From 1994 to 1997, he was Regional Director of Government Business Development  for ICF Kaiser Engineers.  Prior to 1994, he served in various management, sales and marketing positions at RESNA Industries, Air & Water Technologies, ACUREX, and SynGas Systems, and as a consultant with DHR, a Washington DC consulting company where, among other things, he managed the technical support contract for the Department of Energy’s National Energy Plan for coal gasification.  Mr. Delasanta holds a B.S. in Physics from Providence College, a M.S. in Environmental Engineering from Washington University in St. Louis and an M.B.A. from San Jose State University.

Executive Compensation

Summary Compensation Table

The table set forth below summarizes the compensation earned by our named executive officers in 2009 and 2008.

Executive Compensation (1)

Name and Principal Position	Year	Salary ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Dennis C. Cossey	2009	$228,750	$0	$41,944	$270,694
Chairman and CEO	2008	$295,000	$774,093	$24,653	$1,093,746

Andrew T. Melton	2009	$79,166	$0	$31,933	$111,099
Executive Vice President and CFO (4)	2008	$250,000	$83,159	$24,466	$357,635

Alexander G. Fassbender
Executive Vice President and	2009	$232,500	$0	$23,184	$255,684
Chief Technology Officer	2008	$295,000	$437,372	$109,000	$841,372

Shawn R. Hughes	2009	$229,167	$143,000	$39,833	$412,000
President and Chief Operating Officer	2008	$275,000	$76,600	$12,000	$363,300

Arthur S. Reynolds	2009	$105,000	$138,856	$0	$243,856
Interim CFO (5)	2008	n/a	n/a	n/a	n/a

(1)
Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named executive officers required to be reported in such columns during 2009 or 2008.

(2)
The amounts in the column “Options Award” reflect the dollar amount recognized for financial statement reporting purposes in accordance with ASC Topics 505 and 718. Assumptions used in the calculation of these amounts are included in Note 9 and Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2009.

(3)
The amounts in the column “All Other Compensation” reflect the following items: automobile expenses, medical and insurance reimbursement, temporary living expenses, moving relocation expense reimbursement and salary to executive officers’ spouses.

(4)	Mr. Melton’s employment as Executive Vice President and Chief Financial Officer terminated on August 3, 2009.
(5)
Mr. Reynolds served as interim Chief Financial Officer from August 3, 2009 through November 16, 2009.  The information for 2008 does not reflect compensation paid to Mr. Reynolds during that year in his capacity as a member of the Board of Directors.

Outstanding Equity Awards at December 31, 2009

The following table summarizes information concerning outstanding equity awards held by the named executive officers at December 31, 2009.  No named executive officer exercised options in the fiscal year ended December 31, 2009.

	Stock Option Awards
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Dennis C. Cossey	250,000	none	$1.22	6/10/2010
	560,000	none	$1.29	9/15/2010
	150,000	none	$0.94	1/20/2011
	350,000	none	$1.11	1/02/2011
	797,500	none	$1.75	6/30/2018
	250,000	none	$1.50	2/27/2019

Andrew T. Melton	150,000	none	$1.22	6/10/2010
	40,000	none	$0.90	9/15/2010
	150,000	none	$0.94	1/20/2011
	350,000	none	$1.11	1/02/2011
	7,500	none	$1.75	6/30/2018
	250,000	none	$1.50	2/27/2019

Alexander G. Fassbender	250,000	none	$1.22	6/10/2010
	440,000	none	$1.29	9/15/2010
	150,000	none	$0.94	1/20/2011
	350,000	none	$1.11	1/02/2011
	412,500	none	$1.75	6/30/2018
	250,000	none	$1.50	2/27/2019

Shawn R. Hughes	250,000	none	$1.50	2/27/2019
	600,000	none	$0.24	9/16/2019

Arthur S. Reynolds	48,232	none	$0.31	07/31/2014
	45,455	none	$0.33	08/31/2014
	40,541	none	$0.37	09/30/2014
	46,875	none	$0.32	10/31/2014
	500,000	none	$0.50	11/30/2014
	30,000	none	$1.24	10/03/2018
	40,000	none	$1.24	06/30/2019
	none	30,000	$0.39	12/15/2019

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance under our equity compensation plans as of December 31, 2009:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity Compensation plans approved by security holders

2008 Incentive Stock Plan	2,540,000	$0.85	7,460,000

Equity Compensation plans not approved by security holders

Stock options	8,663,800	$1.43	0

Warrants	781,103	$0.26	0

Total	11,984,903	$1.12	7,460,000

Employment Contracts and Agreements

We have written employment agreements with each of our senior executives. Set forth below are descriptions of the agreements with each of our current executive officers and with each person who was an executive officer on December 31, 2009.

Dennis C. Cossey.  Our Executive Employment Agreement with our Executive Chairman,  Dennis C. Cossey,  provides for an annual base salary of $150,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Cossey’s employment is terminable by either party upon 30 days’ written notice; provided that we may terminate Mr. Cossey’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Cossey may terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement) or with 60 days’ written notice upon his “Retirement” (as such term is defined in the Executive Employment Agreement).  If Mr. Cossey’s employment is terminated for any reason other than (i)  by us for Cause or (ii) voluntarily by Mr. Cossey without Good Reason, Mr. Cossey will be entitled to receive severance payments of $12,500 per month for twelve months following the termination of his employment, and we will keep in force for such twelve-month period all health insurance benefits afforded to Mr. Cossey and his family at the time of termination.  Mr. Cossey’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information, and a provision prohibiting Mr. Cossey, for a period of one year following the termination of his employment, from competing against us or soliciting our customers or employees.  Mr. Cossey’s Executive Employment Agreement supersedes Mr. Cossey’s Employment Agreement dated as of September 14, 2005 which provided, among other things, for a contract term of five years (extended, each month for an additional month), with a beginning base compensation of $200,000 (in 2005) for Mr. Cossey and minimum annual 15% increases in compensation.  The prior employment agreement also provided that Mr. Cossey would be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee.  The prior employment agreement also entitled Mr. Cossey to periodic performance-based compensation upon the occurrence of certain unusual, but significant, events, including but not limited to the acquisition of new technology, the execution of new contracts in excess of 20% of existing revenues and other events as determined by the Compensation and Benefits Committee.  In addition, the prior employment agreement provided that, upon a change in control of the Company, Mr. Cossey would have been entitled to receive a lump sum payment of five years’ base compensation from the date of such change of control, as well as an immediate vesting of all unvested stock options and/or restricted stock grants.

Cary G. Bullock.  On January 27, 2010, we entered into an Executive Employment Agreement with our President and Chief Executive Officer, Cary G. Bullock, pursuant to which we agreed to pay him a base salary of $200,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Bullock’s employment is terminable by either party upon 30 days’ written notice; provided that we may terminate Mr. Bullock’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Bullock may terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement).  If Mr. Bullock’s employment is terminated for any reason other than (i) by us for Cause or (ii) voluntarily by Mr. Bullock without Good Reason, Mr. Bullock will be entitled to receive severance payments of $16,667 per month for six months following the termination of his employment, and we will keep in force for such six-month period all health insurance benefits afforded to Mr. Bullock and his family at the time of termination.  Mr. Bullock’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information, and a provision prohibiting Mr. Bullock, for a period of six months or one year following the termination of his employment (depending on the circumstances of termination), from competing against us or soliciting our customers or employees.

Teodor Klowan, Jr.   On November 2, 2009 we entered into an Executive Employment Agreement with our Executive Vice President and Chief Financial Officer, Teodor Klowan, Jr., pursuant to which we agreed to pay him an annual base salary of $175,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Klowan’s employment is terminable by either party upon 30 days’ written notice; provided that we may terminate Mr. Klowan’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Klowan may terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement).  If Mr. Klowan’s employment is terminated for any reason other than (i) by us for Cause or (ii) voluntarily by Mr. Klowan without Good Reason, Mr. Klowan will be entitled to receive severance payments of $14,583 per month for six months following the termination of his employment, and we will keep in force for such six-month period all health insurance benefits afforded to Mr. Klowan and his family at the time of termination.  Mr. Klowan’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information and a provision prohibiting Mr. Klowan, for a period of one year following the termination of his employment, from competing against us or soliciting our customers or employees.

Alexander G. Fassbender.  Our employment agreement with Alexander G. Fassbender, who was our Executive Vice President and Chief Technology Officer until March 3, 2010, provided for a continuous three-year term (subject to our right to terminate the annual extensions upon 60 days’ written notice), with a beginning base compensation of $135,000 (in 1998) with 15% annual increases, capped at $250,000, after which annual increases will be determined on the basis of changes in the consumer price index. Mr. Fassbender was also eligible for discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee of our Board of Directors. Upon the termination of his employment following a change in control of the Company, Mr. Fassbender was entitled to a lump sum payment equal to 2.99 years’ base compensation in effect on the date of such change of control.  The employment agreement also contained certain restrictive covenants protecting trade secrets and prohibiting Mr. Fassbender from competing with us or soliciting our customers or employees for a period of one year after the termination of his employment.  We are currently engaged in litigation with Mr. Fassbender regarding the termination of his employment.

Shawn R. Hughes.  On September 16, 2009 we entered into an Executive Employment Agreement with Shawn R. Hughes, who was, until January 27, 2010, our President and Chief Operating Officer.  The agreement provided that term of Mr. Hughes’s employment expired on the earlier of (i) the date on which the Company had appointed both a new Chief Executive Officer as successor to Dennis C. Cossey and a new Chief Financial Officer as successor to Arthur S. Reynolds or (ii) March 31, 2010 (in either case, the “Termination Date”); provided, however, that the Termination Date was extended until February 28, 2010 to permit Mr. Hughes to assist in the transition of authority to Cary G. Bullock, our new President and CEO.  Mr. Hughes’s Executive Employment Agreement provided for a base salary of $150,000 per annum, with an entitlement to a bonus, upon completion of a certain contract involving our subsidiary, CASTion Corporation, in an amount equal to 10% of CASTion’s gross profits on such contract.  Pursuant to the agreement, we are obligated to make severance payments in the amount of $20,834 per month to Mr. Hughes during the period from March 1, 2010 through February 28, 2011.  The agreement also contained certain restrictive covenants protecting trade secrets and prohibiting Mr. Hughes from competing with us or soliciting our customers or employees for a period of one year after the termination of his employment.

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

We are a party to a license agreement with Alexander G. Fassbender, who until March 3, 2010 was our Executive Vice President and Chief Technology Officer, under which Mr. Fassbender has granted to us an exclusive license in the patents and patent applications for ThermoFuel and Enhanced Biogas Production in the United States and certain foreign countries.  We are required to pay to Mr. Fassbender a royalty of 1% of net sales after the cumulative sales of all licensed products exceed $20,000,000.  In December 2007, Mr. Fassbender waived certain termination rights under the license agreement, agreed that we can assign or transfer the license without his consent in connection with a merger or a sale of all or a portion of our business and assets, and agreed that he would not transfer his interest in the license agreement without our consent.

We are members, along with Mr. Fassbender and Mr. Fassbender’s ex-wife, of a limited liability company, ThermoEnergy Power Systems, LLC (“TEPS”), which owns  the ZEBS technology and which is a 50% member of Babcock-Thermo Carbon Capture, LLC, our joint venture with Babcock Power.  We hold an 85% ownership interest in TEPS and Mr. Fassbender and his ex-wife each own a 7.5% membership interest.  The Operating Agreement of TEPS provides, among other things, that the interests of Mr. Fassbender and his ex-wife cannot be diluted and that Mr. Fassbender will not be obligated to make capital contributions to TEPS other than his initial contribution of intellectual property.

The Company and Rexon Limited, a company controlled by Arthur S. Reynolds, a member of our Board of Directors, entered into a consulting agreement on August 21, 2009, pursuant to which Mr. Reynolds provided services as our interim Chief Financial Officer.  Under the Consulting Agreement, the Company paid Rexon a retainer of $15,000 per month, reimbursed Rexon for all reasonable and customary expenses incurred by it in connection with Mr. Reynolds’s services, and issued to Rexon warrants, on the first business day of each month, commencing on August 1, 2009 and continuing through November 1, 2009, for the purchase of that number of shares of Common Stock determined by dividing (i) $15,000 by (ii) the market price per share of the Common Stock on such date. The consulting agreement with Rexon terminated on November 16, 2009 upon the appointment of Teodor Klowan, Jr. as our Chief Financial Officer; under the consulting agreement, we are obligated to continue payment of the $15,000 monthly retainer to Rexon for six months following termination.   Pursuant to the consulting agreement, upon the successful consummation of our Series B Preferred Stock financing, we paid Rexon a success fee of $30,000 in cash, issued to Mr. Reynolds a five-year warrant for the purchase of up to 500,000 shares of our Common Stock at an exercise price of $0.50 per share, and agreed to pay Mr. Reynolds an additional amount of $53,000, payable in five roughly equal monthly installments commencing in June 2010.

Our Board of Directors has adopted a policy whereby all transactions between us and any of our affiliates, officers, directors, principal shareholders and any affiliates of the foregoing must be approved in advance by the disinterested members of the Board of Directors based on a determination that the terms of such transactions are no less favorable to us than would prevail in arm’s-length transactions with independent third parties.

Compensation Discussion and Analysis

Philosophy and Objectives

The objective of our executive compensation program is to attract, retain and motivate the talented and dedicated executives who are critical to our goals of continued growth, innovation, increasing profitability and, ultimately, maximizing shareholder value.   We provide these executives with what we believe to be a competitive total compensation package consisting primarily of base salary and long-term equity incentive compensation.  Our executive compensation program aims to provide a risk-balanced compensation package which is competitive in our market sector and, more importantly, relevant to the individual executive.

Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders.   Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive cash compensation norms and (ii) we provide non-cash compensation, primarily in the form of stock option awards, to encourage superior performance against long-term strategic goals.  Although on occasion we grant cash bonuses, we do not maintain a formal short-term incentive plan, as our strategic philosophy is to focus on long-term goals. The Compensation and Benefits Committee of our Board of Directors believes this compensation structure focuses our executives’ attention primarily on long-term stock price appreciation, rather than short-term results, and yet enables us to recruit and retain talented executives by ensuring that their annual cash compensation in the form of base salary is competitive with the annual cash compensation paid by other similarly situated companies.

Executive Compensation Process

We have employment agreements with all of our executive officers.  These agreements provide for payment of base compensation at a rate negotiated at the time of the agreement, with eligibility for cash bonuses from time to time upon achievement of certain performance goals to be established through discussions with the Compensation and Benefits Committee of our Board of Directors (in the case of our Chief Executive Officer) or with such Committee and our Chief Executive Officer (in the case of the other executive officers).  The employment agreements with our Chief Executive Officer and our Chief Financial Officer, both of whom have been recently hired, also provide for an initial grant of stock options, with provision for future grants of stock options at the discretion of the Compensation and Benefits Committee of our Board of Directors.

In negotiating the employment agreements of our executive officers and establishing their base compensation, the ad hoc Executive Search Committee (which had primary responsibility for recruitment of our Chief Executive Officer and our Chief Financial Officer), the Compensation and Benefits Committee and management considered the practices of comparable companies of similar size, geographic location and market focus. We did not utilize any standard executive compensation index or engage the services of a compensation consultant in setting executive compensation, although management, the ad hoc Executive Search Committee and the Compensation and Benefits Committee analyzed publicly available compensation data.

In determining each component of each executive’s compensation, numerous factors particular to the executive are considered, including:

•	The individual’s particular background, including prior relevant work experience;
•	The market demand for individuals with the executive’s specific expertise and experience;
•	The individual’s role with us; and
•	Comparison to other executives within our Company.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salary is established based on the factors discussed above. Our general compensation philosophy, as described above, is to offer a competitive package of base salary plus long-term, equity-based incentive compensation. Because we place emphasis on the long-term equity-based portion of our compensation package, we believe that the cash portion of our executive’s compensation is below the average of the range of annual cash compensation (base salary plus annual non-equity incentive compensation) for executives in similar positions with similar responsibilities at comparable companies.

Bonuses.  Cash bonuses and non-equity incentive compensation are generally not a regular or important element of our executive compensation strategy, and we focus instead on stock-based awards designed to reward long-term performance.

Stock Option and Stock-Based Awards.  We believe that long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards. The ThermoEnergy Corporation 2008 Incentive Stock Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of shareholders and with our long-term success. Our Board of Directors believes that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals. While the 2008 Incentive Stock Plan provides for a variety of stock-based awards, to date we have relied exclusively on stock options to provide equity incentive compensation. We believe that stock options most effectively focus the attention of our executives and management on long-term performance and stock price appreciation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date. Our stock options typically vest 25% on the first anniversary of grant and thereafter in equal quarterly installments over an additional three-year period, and generally expire ten years after the date of grant. Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally,  to meet special retention or performance objectives. Proposals to grant stock options to our executive officers are made by our CEO to the Compensation and Benefits Committee. The Compensation and Benefits Committee considers the estimated Black-Scholes valuation of each proposed stock option grant in determining the number of shares subject to each option grant. In light of the significance we place on equity-based incentive compensation, in January 2010 our Board of Directors amended the 2008 Incentive Plan (subject to shareholder approval) to increase the number of shares of our common stock available for grant under such Plan from 10,000,000 to 20,000,000.

We have not adopted stock ownership guidelines.

Other Compensation.  Our executive officers are not eligible to participate in, and do not have any accrued benefits under, any Company-sponsored defined benefit pension plan. They are eligible to, and in some cases do, participate in defined contributions plans, such as a 401(k) plan, on the same terms as other employees.   In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation and Benefits Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. Finally, all of our executives are eligible to participate in our other employee benefit plans, including medical, dental, life and disability insurance.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to certain of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our shareholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). We believe that options granted under our 2008 Incentive Stock Plan will generally qualify as performance-based compensation under Section 162(m). However, we may authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the shareholders, after taking into consideration changing business conditions or the officer’s performance.

Audit Committee Report

The Audit Committee reviews the financial reporting process of ThermoEnergy Corporation (the “Company”) on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Company’s independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee monitors these processes.

The composition of the Audit Committee changed significantly during the period commencing January 1, 2009, due to the temporary departure from the Audit Committee of Arthur S. Reynolds during his service as interim Chief Financial Officer from August 3, 2009 through November 16, 2009, the resignation of Paul A. Loeffler as a director on October 15, 2009, the appointment of  J. Winder Hughes III to the Audit Committee on July 28, 2009 (and his appointment as interim Chairman of the Audit Committee during Mr. Reynolds’s service as interim CFO), the appointment of David Anthony to the Audit Committee on October 15, 2009, the resignation of J. Winder Hughes as a member of the Audit Committee on January 27, 2010, and the appointment of Shawn R. Hughes to the Audit Committee on January 27, 2010.

In May 2009, Kemp & Company, a Professional Association (“Kemp”), which was then our independent registered public accounting firm, made the Audit Committee aware of the following disagreements between Kemp and Andrew T. Melton who was, at the time, our Chief Financial Officer, on matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Kemp’s satisfaction, would have caused Kemp to make reference to the subject matter of such disagreements in its report on our financial statements for the fiscal year ended December 31, 2008:

(i)         Payroll tax adjustments:  Mr. Melton did not agree with Kemp’s estimated adjustment for penalties and interest with respect to unpaid payroll taxes.  Following termination of Mr. Melton’s employment, our interim Chief Financial Officer and our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction;

(ii)       Debt covenant violations:  Mr. Melton would not agree to classify our Convertible Promissory Note to The Quercus Trust in the original principal amount of $2,000,000 as in default at December 31, 2008 due to the violation of certain covenants relating to unpaid payroll taxes and the non-disclosure of such violations.  Following termination of Mr. Melton’s employment, our interim Chief Financial Officer and the Audit Committee discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction; and

(iii)      Failure to provide requested audit information:  Mr. Melton refused to provide critical audit documentation to Kemp.  Following termination of Mr. Melton’s employment, our interim Chief Financial Officer and the Audit Committee discussed the matter with Kemp, our interim Chief Financial Officer provided all of the requested information to Kemp, and the matter was resolved to Kemp’s satisfaction.

Kemp also brought to the attention of the Audit Committee a number of potential illegal acts which they believed Mr. Melton had committed in his capacity as our Chief Financial Officer.

The Audit Committee engaged special legal counsel to investigate the information brought to our attention by Kemp and, through special legal counsel, engaged an independent registered public accounting firm to perform a forensic audit of our corporate financial records.  Based on the results of that forensic audit and on the investigation by special legal counsel, on July 31, 2009 the Audit Committee recommended to the Board of Directors that Mr. Melton be removed from office for cause due to the commission of material violations of law with respect to the Company’s obligations to file and pay federal and state employment and unemployment tax returns.  On August 3, 2009, the Board of Directors accepted Mr. Melton’s resignation as an officer and director of the Company.

At the request of the Board of Directors, Arthur S. Reynolds, then the Chairman of the Audit Committee, agreed to serve as interim Chief Financial Officer following termination of Mr. Melton’s employment.  Mr. Reynolds served as interim Chief Financial Officer from August 3, 2009  until the appointment of Teodor Klowan, Jr. to that office on November 16, 2009.

As a result of the above-described matters, the completion of our financial statements for the fiscal year ended December 31, 2008 was delayed until October 2009, and the Corporation was  unable to file on time its Annual Report on Form 10-K  for such fiscal year and its Quarterly Reports on Form 10-Q  for the periods ended March 31, 2009 and June 30, 2009.

With respect to the fiscal year ended December 31, 2009, the Audit Committee met frequently and held extensive discussions with management and the independent registered public accountants.  Management represented to us that the Company’s consolidated financial statements for such fiscal year were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accountants, including a review of the significant management judgments underlying the financial statements and disclosures.  The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent registered public accountants that firm’s  independence from the Company and its management, and also considered whether the non-audit services performed during fiscal year 2009 by the independent registered public accountants were compatible with maintaining the accountants’ independence.  The independent registered public accountants have provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audit. The Committee met with the independent registered public accountant, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

In consultation with the Company’s management and the independent registered public accountants, the Audit Committee determined that the Company’s internal controls and reporting as of December 31, 2009 were deficient in that (i) the Company had not allocated adequate resources to ensure that necessary internal controls were implemented and followed throughout the Company, (ii) the Company’s period-end reporting process did not provide sufficiently timely and accurate financial statements and required disclosures, (iii) there was a lack of segregation of duties in the Company’s significant accounting functions, (iv) the Company’s contract administration and accounting procedures were deficient, and (v) the Company’s former Chief Financial Officer engaged in acts that resulted in significant adjustments to the 2008 consolidated financial statements and subjected the Company to potential criminal and/or civil action with respect to the impact of the Company’s unpaid payroll tax matters.  The Audit Committee has met with Teodor Klowan, Jr.,  the Company’s recently-appointed Chief Financial Officer, to discuss the deficiencies in internal controls and reporting  and is working with Mr. Klowan to implement new controls and to address the identified deficiencies.

The Company’s independent registered public accountants report to us and to the Board.  The Audit Committee has sole authority to appoint (subject to shareholder ratification) and to terminate the engagement of the independent registered public accountants.  The Audit Committee has approved the dismissal of Kemp as the Company’s independent registered public accounting firm and the appointment of CCR LLP as the Company’s principal independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2010.

April 15, 2010

Audit Committee

Arthur S. Reynolds, Chairman
David Anthony
Shawn R. Hughes

PROPOSAL II

APPROVAL OF AMENDMENTS TO THE 2008 INCENTIVE STOCK PLAN

The ThermoEnergy Corporation 2008 Incentive Stock Plan (the “2008 Plan”) was adopted by the Board of Directors on May 7, 2008 and approved by the shareholders on June 26, 2008.

Our Board of Directors believes that long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards.  The 2008 Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of shareholders and with our long-term success.  We believe that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals.  While the 2008 Plan provides for a variety of stock-based awards, to date we have relied exclusively on stock options to provide equity incentive compensation.  We believe that stock options most effectively focus the attention of our executives and management on long-term performance and stock price appreciation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date.  Our stock options typically vest 25% on the first anniversary of grant and thereafter in equal quarterly installments over an additional three-year period, and generally expire ten years after the date of grant.  Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally, to meet special retention or performance objectives.  Proposals to grant stock options to our executive officers are made by our CEO to the Compensation and Benefits Committee of our Board of Directors.

Following grants of stock options in late 2009 and early 2010 to Cary G. Bullock, our President and Chief Executive Officer, and Teodor Klowan, Jr., our Executive Vice President and Chief Financial Officer, in connection with their employment, the number of shares of our common stock remaining available for grant under the 2008 Plan had been reduced to 6,126,668.   In light of the significance we place on equity-based incentive compensation, on January 27, 2010 our Board of Directors, at the recommendation of the Compensation and Benefits Committee, adopted the following Resolutions to amend the 2008 Plan (subject to shareholder approval at this Meeting) to increase the number of shares of our common stock available for grant from 10,000,000 to 20,000,000 and to remove the annual limit on the number of shares with respect to which stock options may be granted under the 2008 Plan to any individual:

Resolved:
That the ThermoEnergy Corporation 2008 Incentive Stock Plan be, and it hereby is, amended, subject to approval by the shareholders of this Corporation, (i) to amend and restate the first sentence of Section 4.1 thereof to read in its entirety as follows:  “Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Twenty Million Shares (20,000,000).”; and (ii)  to amend and restate clause (a) of the second paragraph of said Section 4.1 to read in its entirety as follows:  “The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall not be limited.”

Resolved
Further:
That the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan adopted pursuant to the foregoing Resolution be presented to the shareholders of this Corporation for their consideration at the 2010 Annual Meeting, with the recommendation of this Board that such amendments be approved.

The following is a brief summary of the 2008 Plan, as amended, a copy of which is attached hereto as Appendix B. The following summary is qualified in its entirety by reference to the amended 2008 Plan.

Types of Awards

The 2008 Plan provides for the grant of non-statutory stock options, restricted stock, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and other stock-based awards.

Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The Board of Directors may not cancel any outstanding options and grant in substitution  new options under the 2008 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock awards granted under the 2008 Plan may vest based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Performance criteria for each restricted stock award are intended to qualify for purposes of Section 162(m) of the Code and will be based on one or more of the performance measures specified in Article 10 of the 2008 Plan.

Stock Appreciation Rights.  A stock appreciation right (a “SAR”) is an award entitling the holder to exercise to receive, at the election of the Board of Directors, an amount in cash or common stock, or combination thereof determined in whole or in part by reference to the appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards.  Under the 2008 Plan, the Board of Directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers of the Company (“Participants”) are eligible to be granted awards under the 2008 Plan. The number of shares for stock options to any one participant under the 2008 Plan is not limited. The number of shares for SAR awards to any one participant is limited to 500,000 per year.  The number of shares for restricted stock grants to any one participant is limited to 250,000 per year.  The maximum aggregate grant with respect to awards of Performance Shares made in any one calendar year to any one participant shall be equal to the fair market value (measured on the date of grant) of 500,000 shares. The maximum aggregate amount awarded with respect to Performance Units in such circumstances may not exceed $250,000.

Stock Available for Awards

Subject to adjustment in connection with stock splits, reverse splits and the like as provided in the 2008 Plan, the number of shares of our Common Stock reserved for issuance to Participants under the 2008 Plan is 20,000,000. Any shares covered by an award (or portion of an award) granted under the 2008 Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2008 Plan.

Outstanding Stock Awards. .

As of October 13, 2010, Options for the purchase of an aggregate of 7,439,165 shares of common stock had been granted and were outstanding under the 2008 Plan.  No awards of restricted stock, SARs or other stock-based awards have been made under the 2008 Plan. The granting of future awards under the 2008 Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Awards to Non-Employee Directors

Although the granting of awards under the 2008 Plan is generally at the discretion of the Compensation and Benefits Committee of the Board of Directors, the 2008 Plan provides for automatic grants of stock options to the members of the Board of Directors who are not employees of the Company. Each non-employee Director who is elected or appointed to the Board for the first time shall automatically be granted a Nonqualified Stock Option to purchase 30,000 shares of Common Stock. Thereafter, each non-employee Director who is re-elected to the Board of Directors at an annual shareholders meeting will receive an option to purchase an additional 30,000 shares.  All Options granted to non-employee Directors shall vest and become fully exercisable on the date of the first annual meeting of shareholders occurring after the end of the fiscal year of the Company during which such Option was granted and shall have a term of ten years.

Administration

The 2008 Plan is administered by the Compensation and Benefits Committee of the Board of Directors. The Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret its provisions. To the extent permitted by law, the Committee may delegate authority under the 2008 Plan to one or more officers, except that no officer will be authorized to grant awards to himself or herself.

Subject to any applicable delegation by the Committee and any applicable limitations contained in the 2008 Plan, the Committee selects the recipients of awards and determines:

(i)	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

(ii)	the exercise price of options, which may not be less than 100% of the fair market value of the common stock;

(iii)	the duration of the options, which may not exceed 10 years;

(iv)	the terms of the stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

(v)
the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

Termination or Amendment

No award may be made under the 2008 Plan after the completion of ten years from the date on which the plan is approved by the Company’s shareholders, but awards previously granted may extend beyond that date. The Board of Directors may at any time, suspend or terminate the 2008 Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without approval of our stockholders, no amendment may:

(i)	increase the number of authorized shares under the 2008 Plan;

(ii)	change the designation of the class of participation eligible to receive Incentive Stock Options under the 2008 Plan; or

(iii)	make any other changes which require shareholder approval under applicable law or the rules of a stock exchange or trading system on which shares of the Company’s common stock are traded.

No award may be made that is conditioned on the approval of the Company’s shareholders of any amendment to the 2008 Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options - A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or any 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and one year after the option was exercised, then all the profit will be long-term capital gain. If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying event and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. The capital loss will be long term if the participant held the stock for more than one year and otherwise will be short term.

Non-statutory Stock Options - A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year or otherwise will be short-term.

Restricted Stock - A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Stock Appreciation Rights and Other Stock-Based Awards - The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the 2008 Plan will vary depending on the specific terms of any such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for award or underlying common stock.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

General Provisions

Change in Control. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)           elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)           elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c)           permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)           amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)           implement any combination of the foregoing.

A change in control shall be deemed to have occurred under any one or more of the following conditions:

(i)           if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

(ii)           if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the shareholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

(iii)          if any Person becomes, after the date the 2008 Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

(iv)          if the dissolution or liquidation of the Company is approved by its shareholders; or

(v)           if the members of the Board as of the date the 2008 Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, restricted stock and restricted stock units under the 2008 Plan per year, (iii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program for the non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2008 Plan and (v) the number and/or class of securities subject to each outstanding restricted stock or restricted stock award under the 2008 Plan and the issue price (if any) payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of the Company’s common stock on any relevant date under the 2008 Plan will be determined as follows:

(i)           if the shares are listed on a national exchange, then the closing price of the share of such stock exchange on such date will be determinative of fair market value, or

(ii)           if the shares are not at the time listed on a national exchange, then the last reported sales price for the share in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market will determine the fair market value.

Shareholder Rights and Transferability. No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

An individual whose shares of restricted stock are awarded under the Plan will have certain shareholder rights with respect to those unvested shares. Accordingly, the participant will have the right to vote such shares and to receive regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.

Amendment and Termination. The Board may modify the Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or trading system) on which the Company’s common stock is at the time primarily traded. Unless sooner terminated by the Board, the 2008 Plan will terminate on the earliest of: (i) December 31, 2018, (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options and awards in connection with certain changes in control or ownership.

Deductibility of Executive Compensation. Any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted under the 2008 Plan should qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to options granted under the 2008 Plan should be deductible by the Company without limitation under section 162(m). However, any compensation deemed paid by the Company in connection with certain option grants made under the Plan prior to the 2008 Plan will not qualify as performance-based compensation and will be subject to the $1 million limitation. In addition, the compensation attributable to the restricted stock awards or restricted stock units will also be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

Accounting Treatment. Stock options granted to the Company’s employees and non-employee board members, whether vesting is tied to service requirements or performance milestones, are valued as of the grant date under an appropriate valuation formula, and that value is charged as a direct compensation expense against the Company’s reported earnings over the designated vesting period of the award in accordance with Accounting Standards Codification Topics 505 and 718.  Option grants made to non-employee consultants under the Plan also result in a direct charge to the Company’s reported earnings based upon the fair value of the underlying option shares. Such charge will accordingly include the appreciation of the fair value of the option over the period between the grant date of the option and the vesting date of each installment of that option for non-employee consultant awards. For shares issuable upon the vesting of restricted stock awards, the Company recognizes compensation cost equal to the excess of the fair market value of the shares on the date of the award over the cash consideration (if any) paid for such shares. The accounting treatment for restricted stock awards is applicable whether vesting is tied to service periods or performance goals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 2008 PLAN.

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 12, 2010 the Audit Committee of our Board of Directors appointed CCR LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification by the shareholders at the 2010 Annual Meeting.

A representative of CCR LLP is expected to be present at the Special Meeting in lieu of the 2010 Annual Meeting of Shareholders.  The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

CCR replaces Kemp & Company, a Professional Association (“Kemp”) as our independent registered public accountants.  Our Audit Committee made this change primarily because we have relocated our financial operations from Little Rock, Arkansas to Worcester, Massachusetts. CCR LLP is a regional firm with headquarters in Westborough, Massachusetts which can provide local support on a timely basis, while Kemp does not maintain offices outside of Little Rock, Arkansas.

During our two most recent fiscal years and during the subsequent interim period, we did not consult with CCR LLP regarding any matter, including without limitation (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our consolidated financial statements or (iii) any matter that was either the subject of a disagreement (as defined in Item 304, paragraph (a)(1)(iv) of Regulation S-K and the instructions related to such Item 304) with Kemp or a reportable event (as defined in paragraph (a)(1)(v) of such Item 304).

Kemp's reports on our financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles, except that Kemp’s reports on our financial statements for both fiscal years contained explanatory paragraphs describing conditions that raised substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and during the subsequent interim period, there were no disagreements between us and Kemp on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Kemp’s satisfaction, would have caused Kemp to make reference to the subject matter of such disagreements in its report, except that, with respect to the fiscal year ended December 31, 2008, the following disagreements arose:

(i)          Payroll tax adjustments:  Our prior Chief Financial Officer did not agree with Kemp’s estimated adjustment for penalties and interest with respect to unpaid payroll taxes.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction;

(ii)         Debt covenant violations:  Our prior Chief Financial Officer would not agree to classify our Convertible Promissory Note to The Quercus Trust in the original principal amount of $2,000,000 as in default at December 31, 2008 due to the violation of certain covenants relating to unpaid payroll taxes and the non-disclosure of such violations.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction; and

(iii)        Failure to provide requested audit information:  Our prior Chief Financial Officer refused to provide critical audit documentation to Kemp.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp, our interim Chief Financial Officer provided all of the requested information to Kemp, and the matter was resolved to Kemp’s satisfaction.

We have authorized Kemp to respond fully to CCR LLP concerning all of the foregoing disagreements.

In connection with its audits of our financial statements for the fiscal years ended December 31, 2009 and 2008, Kemp advised us of certain matters involving our internal controls over financial reporting that Kemp considered to be material weaknesses.  Our Audit Committee discussed such matters with Kemp and we have undertaken efforts to correct the deficiencies in internal controls identified by Kemp.  We have authorized Kemp to respond fully to CCR LLP concerning such matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided by our independent registered public accountants. The Audit Committee has the sole authority to make these approvals.

The following describes the current policies and procedures of the Audit Committee with respect to pre-approval of audit and permissible non-audit services:

Audit Services.  All audit services must be pre-approved by the Audit Committee.  The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent registered public accountant reasonably can provide.

Non-Audit Services.  The Audit Committee's policy is to pre-approve all permissible non-audit services provided by the independent registered public accountants.  These services may include audit-related services, tax services and other services.  The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Fees billed to us by Kemp & Company, a Professional Association (“Kemp”), our independent registered public accountants for fiscal years 2009 and 2008 were comprised of the following:

Audit Fees. Kemp’s fee for its audit of our annual financial statements, review of the financial statements included in our quarterly reports on Forms 10−Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2009 and 2008 were $106,000 and $97,000, respectively.

Audit Related Fees. No fees were billed to us for audit related services in 2009 or 2008.

Tax Fees. Kemp’s fees for tax services provided to us, including tax compliance, tax advice and planning, totaled $4,000 in each of 2009 and 2008.

All Other Fees. No other fees were billed to us by Kemp in 2009 or 2008 for “other services.”

In accordance with the Audit Committee’s pre-approval policy, all audit services performed by Kemp during 2009 and 2008 were approved at the time such firm was engaged to serve as our independent registered public accounts for such fiscal years.  The Audit Committee reviewed and approved, as consistent with our policies and procedures, the tax services performed for us in 2009 and 2008 by Kemp.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF CCR LLP.

INFORMATION INCORPORATED BY REFERENCE

The following information is incorporated into this Proxy Statement by reference to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, a copy of which is delivered with this Proxy Statement:

(a)	Our audited financial statements as of, and for the year ended, December 31, 2009; and
(b)	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

October 20, 2010
Little Rock, Arkansas

THERMOENERGY CORPORATION
124 WEST CAPITOL AVE
SUITE 880
LITTLE ROCK, AR 72201

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M27723-P03276

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THERMOENERGY CORPORATION

Vote on Directors (Only holders of Common Stock and Series A Convertible Preferred Stock vote.)

Nominees:

01) CARY G. BULLOCK
02) DENNIS C. COSSEY
03) ARTHUR S. REYNOLDS

For All	Withhold All	For All Except
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Vote on Proposals (All shareholders vote.)

		For	Against	Abstain
2.	Amendment of the 2008 Incentive Stock Plan.	▢	▢	▢
3.	Ratification of the appointment of CCR LLP as the independent registered public accountants for fiscal year 2010.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in lieu of the Annual Meeting:
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M27724-P03276

PROXY

NOVEMBER 18, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cary G. Bullock and Teodor Klowan Jr., and each of them acting alone, with full power of substitution, as proxy of the undersigned, to vote all shares held of record by the undersigned or which the undersigned is entitled to vote, as designated on the reverse side and upon all subjects that may properly come before the meeting, at the Special Meeting in lieu of the 2010 Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held 10:00 a.m., local time, on November 18, 2010, and any adjournments and postponements of said meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR APPROVAL OF THE AMENDMENTS TO THE 2008 INCENTIVE STOCK PLAN, AND FOR RATIFICATION OF CCR LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AS SET FORTH IN THE PROXY STATEMENT AND, IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Annex A

ThermoEnergy Corporation

Audit Committee Charter

1.	Each member of the Audit Committee shall be a member of the board of directors, in good standing, and shall be independent in order to serve on this committee.

2.	At least one member of the Audit Committee shall be designated as an audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K).

3.
Review the Committee’s charter annually, reassess the adequacy of this charter, and recommend any proposed changes to the board of directors. Consider changes that are necessary as a result of new laws or regulations.

4.
The Audit Committee shall meet at least four times per year, prior to releasing its quarterly or annual earnings. The Audit Committee may meet as frequently as circumstances may require. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

5.	Conduct executive sessions with the Independent Auditors, CEO, CFO, Internal Auditor, General Counsel, and anyone else as desired by the Committee.

6.	The Audit Committee shall be authorized to hire outside counsel or other consultants as necessary. (This may take place any time during the year.)

7.	Review and concur in the appointment or dismissal of the Internal Auditor.

8.
Appoint the Independent Auditors to be engaged by the company, approve the audit fees of the Independent Auditors, pre-approve any non-audit services provided by the Independent Auditors, including tax services, before the services are rendered. Review and evaluate the performance of the Independent Auditors and review with the full board of directors any proposed discharge of the Independent Auditors.

9.
Ascertain that the audit partner performing audit services serves in that capacity for no more than five years (concurring partner no more than seven years). If the firm is exempt due to size obtain documentation from the accounting firm that they are in compliance with PCAOB Standards and SEC Regulations.

10.
Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Internal Auditor or the Independent Auditors.

11.	Consider, with management, the rationale for employing audit firms other than the principal Independent Auditors.

12.
Inquire of management, the Internal Auditor, and the Independent Auditors about significant risks or exposures facing the company; assess the steps management has taken or proposes to take to minimize such risks to the company; and periodically review compliance with such steps.

13.
Review with the Independent Auditor, the CFO, and the Internal Auditor, the audit scope and plan of the Internal Auditor and the Independent Auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

14.	Review with management and the Internal Auditor:

(i)  Significant findings on internal audits during the year and management’s responses thereto;

(ii)  Any difficulties the Internal Auditor encountered in the course of the audits, including any restrictions on the scope of their work or access to required information;

(iii)  Any changes required in the audit scope;

(iv)  The internal audit budget; and

(v)  The internal audit charter.

15.	Inquire of the CEO and CFO regarding the “quality of earnings” of the company from a subjective as well as an objective standpoint.

16.	Review with the Independent Auditors and the Internal Auditor:

(i)  The adequacy of the company’s internal controls including computerized information system controls and security; and

(ii)  Any significant findings and recommendations of the Independent Auditors and internal audit and management’s responses.

17.	Review with management and the Independent Auditor the effect of any regulatory and accounting initiatives, as well as off-balance-sheet structures, if any.

18.
Review with management, the Independent Auditors, and the Internal Auditor, the interim annual financial report before it is filed with the Securities and Exchange Commission (SEC) or other regulators.

19.	Review with the Independent Auditor:

(i)  All critical accounting policies and practices used by the company; and

(ii)  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the company, the ramifications of each alternative, and the treatment preferred by the company.

20.	Review all material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

21.	Review with management and the Independent Auditors:
.
(i)  The company’s annual financial statements and related footnotes;

(ii)  The Independent Auditors’ audit of the financial statements and their report thereon;

(iii)  The Independent Auditors’ judgments about the quality, not just the acceptability, of the company’s accounting principles as applied in its financial reporting;

(iv)  Any significant changes required in the Independent Auditors’ audit plan;

(v)  Any disputes with management during the audit; and

(vi)  Matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committees (AICPA, Professional Standards, vol. 1, AU sec. 380), as amended, related to the conduct of the audit.

22.
Review with the General Counsel legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

23.
Periodically review the company’s code of conduct to ensure that it is adequate and up-to-date. Review with the Internal Auditor and the company’s General Counsel the results of their review of the monitoring of compliance with the company’s code of conduct.

24.
Review the procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party internal or external to the organization. Review any complaints that might have been received, current status, and resolution if one has been reached.

25.
Review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and the resolution if one has been reached.

26.	The Audit Committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors.

27.	The Audit Committee will evaluate the Independent Auditors and Internal Auditor.

28.	The Audit Committee will review its effectiveness.

29.	Create an agenda for the ensuing year.

30.
Oversee the preparation of an annual report of the Audit Committee as required by the rules of the SEC and the annual affirmation required by the appropriate listing exchange, if necessary. When required by SEC rules, include in the annual Proxy Statement for the Company a report of the Committee in accordance with the Proxy Rules promulgated by the SEC.

Annex B

ThermoEnergy Corporation
2008 Incentive
Stock Plan, as amended

Article 1. Establishment, Objectives, and Duration

1.1       Establishment of the Plan.  ThermoEnergy Corporation, a Delaware corporation (the “Company”), hereby adopts the “ThermoEnergy Corporation 2008 Incentive Stock Plan” (hereinafter referred to as the “Plan”), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

1.2       Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3       Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.  However, in no event may an Award of an Incentive Stock Option be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1       “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2       “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3       “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4       “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5       “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i.
if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

ii.
if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

iii.
if any Person becomes, after the date this Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

iv.	the dissolution or liquidation of the Company is approved by its stockholders; or

v.
if the members of the Board as of the date this Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

2.6       “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7       “Committee” means the Compensation Committee of the Company’s Board of Directors, or such other committee appointed from time to time by the Board of Directors to administer the Plan.  The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee Directors.  The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan.  In the event of a delegation to a member of the Committee, officer or a committee thereof, the term "Committee" as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority.  Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

2.8       “Company” means ThermoEnergy Corporation, a Delaware corporation, together will all subsidiaries thereof, and any successor thereto as provided in Article 16 hereof.

2.9       “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.10     “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.

2.11     “Disability” shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.12     “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13     “Employee” means any employee of the Company or its Subsidiaries.

2.14     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15     “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reported by the exchange or other trading system on which Shares are primarily traded or, if deemed appropriate by the Committee for any reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate.  In no event shall the fair market value of any Share be less than its par value.

2.16     “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.17     “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.18     “Key Employee” shall mean, with respect to the Company, an individual as defined in Code Section 416(i) (without regard to paragraph (5) thereof).

2.19     “Non-Employee Director” shall mean any member of the Board of who is neither (i) an employee of the Company nor (ii) a member of the immediate family of an employee of the Company.

2.20     “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23     “Participant” means an Employee, Director or consultant  who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.24     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25     “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

2.26     “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

2.27     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.28     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.29     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.30     “Shares” means shares of the Company’s common stock, par value $0.001 per share.

2.31     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.32     “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest.   With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

2.33     “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company or any Subsidiary, within the meaning of Code Section 422.

Article 3. Administration

3.1       General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  The Committee shall have the authority to delegate administrative duties to officers of the Company.  For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are “outside directors”, as that term is defined in Code Section 162(m) and the regulations thereunder.

3.2       Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees, Directors and consultants who shall be offered the opportunity to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan.  Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan.  As permitted by law and the terms of the Plan, the Committee may delegate its authority herein.  No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3       Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1       Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Twenty Million Shares (20,000,000).  Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  Shares may be authorized, unissued shares or Treasury shares.  The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The following limitations shall apply to the grant of any Award to a Participant in a fiscal year:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall not be limited.

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.

(c)	Restricted Stock: The maximum aggregate of Shares that may be granted with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 250,000.

(d)
Performance Shares/Performance Units Awards:  The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the Fair Market Value of 250,000 Shares (measured on the date of grant); the maximum aggregate amount awarded with respect to Performance Units to any one Participant in any one fiscal year may not exceed $250,000.

4.2       Adjustments in Authorized Shares.  Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (i) the number and class of Shares reserved for issuance to Participants under the Plan, (ii) the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and (iii) the Award limits set forth in Section 4.1, shall be proportionately adjusted in such manner as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3       Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that (i) no such adjustment shall be authorized if, and to the extent that, such adjustment would result in an accounting charge for any affected outstanding Awards in accordance with Financial Accounting Standard No. 123R (Accounting for Share Based Compensation) or (ii) unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

5.1       Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.

5.2       Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

5.3       Stock Options for Non-Employee Directors

(a)
Subject to the provisions of Section 5.3(d), each person who, subsequent to the Effective Date, is for the first time elected or appointed to the Board and who qualifies, at such time, as a Non-Employee Director, shall automatically be granted a Nonqualified Stock Option to purchase 30,000 Shares, effective as of the date of his or her election or appointment to the Board, on the terms and conditions set forth in the Plan, at an Option Price equal to the Fair Market Value of a Share on the date of grant or, if the date of the grant is not a business day on which the Fair Market Value can be determined, on the last business day preceding the date of grant on which the Fair Market Value can be determined.

(b)
Subject to the provisions of Section 5.3(d), each Non-Employee Director who is re-elected as a director at an annual meeting of stockholders shall be granted an additional Nonqualified Stock Option to purchase 30,000 Shares, on the terms and conditions set forth in the Plan, at an option price per share equal to the Fair Market Value of a Share on the date of such annual meeting.

(c)
All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall vest and become fully exercisable on the date of the first annual meeting of stockholders occurring after the end of the fiscal year of the Company during which such Option was granted.  All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall expire on the tenth (10th) anniversary of the date of grant, subject to earlier termination as provided in Article 12.

Article 6. Stock Options

6.1       Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2       Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3       Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant.

The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted.  If an ISO is granted to a Ten Percent Shareholder the Option Price shall be at least 110 percent (110%) of the Fair Market Value of the Shares subject to the ISO.

6.4       Duration of Options. Except as otherwise provided in this Plan, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an ISO must expire no later than the tenth (10th) anniversary of the date the ISO was granted.  However, in the case of an ISO granted to a Ten Percent Shareholder, the ISO by its terms shall not be exercisable after the expiration of five (5) years from the date such ISO is granted.

6.5       Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6       Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion.  Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation.  No fractional shares may be tendered or accepted in payment of the Option Price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7       Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8       Nontransferability of Options.

(a)
Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b)
Nonqualified Stock Options.  Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.9   Special Limitation on Grants of Incentive Stock Options.  No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000.  To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

Article 7. Stock Appreciation Rights

7.1       Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a SAR shall equal the Fair Market Value of a Share on the date of grant.

7.2       SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3       Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.4       Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.6       Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares.  Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

7.7       Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock

8.1       Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2       Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3       Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

8.4       Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5       Voting Rights. Unless the Committee determines otherwise at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6       Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) shall, unless the Committee determines otherwise at the time of grant, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9.  Performance Units and Performance Shares

9.1       Grant of Performance Units/Shares Awards. Subject to the terms of the Plan, Performance Units and/or Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2       Award Agreement.  At the Committee’s discretion, each grant of Performance Units/Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3       Value of Performance Units/Shares Awards.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares Awards that will be paid out to the Participant.  For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.4       Earning of Performance Units/Shares Awards.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares Awards shall be entitled to receive a payout based on the number and value of Performance Units/Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5       Form and Timing of Payment of Performance Units/Shares Awards.  Payment of earned Performance Units/Shares Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares Awards at the close of the applicable Performance Period.  Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee.  No fractional shares will be issued.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

Unless otherwise provided by the Committee, Participants holding Performance Units/Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Units/Shares.  Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

9.6       Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Performance Measures

Unless and until the Committee proposes for shareholder vote and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(d)	Gross revenues;

(e)	Gross margins;

(f)	EBITDA; and

(g)	Any of the above measures compared to peer or other companies.

Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Rights of Participants

11.1     Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.

11.2     Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3     Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5 or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

Article 12. Termination of Employment/Directorship

Upon termination of the Participant's employment or directorship for any reason other than Disability or death, an Award granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination.  All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination (other than a termination by reason of Disability or death) shall terminate and be forfeited immediately on the date of termination.  If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, all Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of a Participant’s Disability or death shall become immediately vested and/or exercisable on the date of termination due to Disability or death.  If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, the Participant (or, if appropriate, the Participant's legal representative or permitted transferee) may exercise such Participant’s rights under any outstanding Award at any time on or prior to the earlier of the expiration date of the Award or the expiration of six (6) months after the date of Disability or death.

Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule.  For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary).  In the case of a consultant, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide services to the Company or its Subsidiaries.  In the case of a nonemployee director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company or its Subsidiaries.

Notwithstanding the foregoing, the Committee shall have the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document.

An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 13. Change in Control

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)
elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)
elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c)
permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)	amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)	implement any combination of the foregoing.

Article 14. Amendment, Modification, and Termination

14.1     Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

14.2     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.3     Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares subject to this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 15. Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Section 15 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs, (ii) the date of payment, in the case of Performance Units/Shares, and (iii) the expiration of the Period of Restriction in the case of Restricted Stock.  Any election made under this Section 15 may be disapproved by the Committee at any time in its sole discretion.  If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 17. General Provisions

17.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2     Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4     Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.5     Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

17.6     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.7     No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 14.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

17.8     Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

17.9     Governing Law. The Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Little Rock, Arkansas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.10   Compliance with Code Section 409A.  No Award that is subject to Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  Notwithstanding any provision in the Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

Adopted:  May 7, 2008
Date of Shareholder Approval:  June 26, 2008

Amended:  January 27, 2010
Date of Shareholder Approval: ______________

ThermoEnergy Corporation

By:	//s/ Teodor Klowan, Jr.
Teodor Klowan, Jr.
Secretary